Exhibit 10.2

LICENSE AGREEMENT

License Agreement (this “License Agreement”) dated as of the 23rd day of September 2014, between DRESDNER KLEINWORT GROUP HOLDINGS, LLC, having an office at Two World Financial Center, New York, New York 10281 (“Licensor”) and DELCATH SYSTEMS, INC., having an office at 566 Queensbury Avenue, Queensbury, New York 12804 (“Licensee”).

W I T N E S S E T H:

WHEREAS, Licensor is a tenant of certain premises comprising the 10th, 12th, 35th, 36th, 41st, 42nd, 43rd, 44th and 45th floors and a portion of the concourse level (the “Demised Premises”) in the building (the “Building”) located at 1301 Avenue of the Americas, New York, New York, pursuant to a Lease dated as of August 17, 1999 entered into between 1301 Properties, L.L.C. as landlord, and Licensor’s predecessor-in-interest, Wasserstein Perella Group, Inc., as tenant therein, as modified by (i) First Amendment dated March 19, 2001, (ii) Second Amendment dated July 19, 2001 and (iii) Letter Agreement dated August 30, 2010 (as amended, the “Prime Lease”), and Licensee desires to use and occupy a portion of the 43rd floor as shown hatched and identified as “Tenant A” on Exhibit B , including but not limited approximately 5,818 rsf of space (the “Office Space”), an “IT Room” (as hereinafter defined) and two “File Rooms” (as hereinafter defined) (collectively, the “Space”); and

WHEREAS, Licensor and Licensee desire to enter into this License Agreement upon the following terms and conditions;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

1. SPACE.

a. Licensor hereby grants to Licensee for the “Term” as hereinafter defined (i) an exclusive, irrevocable license to use the Office Space and the File Rooms upon the terms and conditions contained in this License Agreement, and (ii) an irrevocable license (collectively, with the License for the Office Space and the File Rooms, the “License”) to use the IT Room upon the terms and conditions contained in this License Agreement.

b. Subject to the requirements of the Prime Lease and section 17 of this License Agreement, Licensor represents and warrants that it has the authority pursuant to the Prime Lease to grant the License. Licensee acknowledges that Licensor’s authority to grant the License is subject to the consent of the landlord under the Prime Lease, and the landlord’s failure to grant such consent does not constitute a breach of the representation and warranty contained in the preceding sentence.

c. Licensor and Licensee mutually intend this License Agreement to constitute a license and not a lease. Licensee hereby acknowledges that it possesses no rights as a tenant of the Space. This Agreement and the rights of Licensee hereunder shall not be deemed to be or construed as a month-to-month tenancy, or any other tenancy, and Licensee waives any and all notices which would otherwise be required for a landlord to give to a tenant to terminate such tenancy or any such other tenancy.

d. Licensor and Licensee agree that the License with respect to the IT Room shall be non-exclusive, and that Licensee shall be given non-exclusive use and access to the “IT Room” shown on Exhibit B. Licensor agrees that the IT Room shall remain locked at all times. Licensor shall provide keys to Licensee for the IT Room; only Licensor, its employees and agents, the other tenants of the Building that have been given permission by Licensor to utilize the IT Room, the landlord under the Prime Lease, and any parties required to have keys for or access to the IT Room to comply with applicable law or regulation, shall have keys for, or access to, this IT Room.

e. In addition, Licensee shall also be given exclusive use and access to the two “File Rooms” shown on Exhibit B, and Licensor shall provide keys to Licensee for these File Rooms; no other parties (except for Licensor) shall have the use of or access to these File Rooms, nor shall any party other than Licensor, its employees and agents, the landlord under the Prime Lease, and any parties required to have keys for or access to the File Rooms to comply with applicable law or regulation have keys to these File Rooms. Licensor agrees that any materials of Licensee kept in the File Rooms are confidential, and shall not be used or disclosed by Licensor.

f. Licensor shall provide to Licensee 20 keys to the Space, sufficient to allow Licensee’s employees or invitees to access the Space twenty four hours a day, seven days a week.

g. Subject to the terms of the Prime Lease, Licensor hereby grants, to the fullest extent Licensor has the right to grant such access pursuant to the Prime Lease, Licensee access to, and use of, the elevators in the Building, the common restrooms located on the 43rd floor of the Building, and the vestibule/receptionist area located on the 43rd floor of the Building in the manner provided to Licensor as Tenant pursuant to the Prime Lease.

2. TERM. The term of this License Agreement (the “Term”) shall commence on the date that the landlord under the Prime Lease shall consent hereto and shall expire on May 20, 2016, unless earlier terminated pursuant to section 19 of this License Agreement.

3. LICENSE FEE. Licensee shall pay to Licensor a license fee of $16,666.67 per month (the “License Fee”) for each calendar month during the term of this License Agreement for its use of the Space and electricity in the Space. The License Fee shall be prorated for partial months. The License Fee shall be payable in advance on the first day of each calendar month during the term of this License Agreement, in lawful money of the United States of America, and at such place as Licensor may designate, without any set-off, notice or deduction whatsoever. The first installment of the License Fee (i.e., $16,666.67) shall be payable upon the execution hereof. Licensee shall be responsible for making its own arrangements for telephone and internet service, and Licensor shall have no responsibility therefor. Licensee shall provide its own telephones, computers and other office equipment, subject to Section 25 below. In the event Licensor incurs any costs or expenses which are directly attributable to services or utilities furnished to Licensee or the Space (including, without limitation, overtime freight elevator costs or fees charged for Building access cards, but excluding electricity charges) or repairs made in the Space directly attributable to Licensee’s negligence, such costs and expenses shall be deemed additional license fees under this License, and Licensee shall pay Licensor or the applicable provider, as the case may be, the full amount of such costs and expenses within ten days after receipt of the applicable invoices.

4. USE. Licensee shall use and occupy the Space for offices in accordance with the Prime Lease only, which permits inter alia the operation of executive and administrative office and all other use ancilliary to the operations of tenant’s business. Licensee shall keep the Space in good order, condition and repair, reasonable wear and tear excepted.

5. COMPLIANCE WITH LAWS. Licensee shall not use or permit the use of the Space in violation of any applicable laws, rules, regulations or ordinances.

6. PERMITS. Licensee covenants and agrees that it will obtain and maintain at its sole cost and expense all licenses and permits from any and all governmental authorities having jurisdiction which may be necessary for the conduct of Licensee’s business in the Space and shall furnish copies of the same to Licensor upon request. Licensee further covenants to comply with the Building’s certificate of occupancy and all applicable laws, codes, rules and regulations of any department, bureau, agency or any governmental authority having jurisdiction arising out of its manner of use of the Space other than as an office, and any work performed therein by Licensee. The Space may be occupied by approximately 20 employees of Licensee, provided same is permitted by applicable laws.

7. BUILDING SERVICES.

a. Licensee shall be entitled to receive standard Building services which are provided by the landlord pursuant to the Prime Lease and Licensor shall have no responsibility therefor. Without limitation to the generality of the foregoing, such services shall include basic office and toilette cleaning, elevator service, heat, ventilation, and air-conditioning, and water for ordinary drinking, cleaning, pantry (if any) and lavatory purposes, all as described in the Prime Lease and in the manner provided to Licensor as tenant under the Prime Lease. Licensor agrees that

Licensee will notify Licensor in writing, to the attention of “Head of Real Estate, Commerzbank, N.Y.”, should Licensee fail to receive such services, and Licensor agrees to promptly forward such written notice to the landlord under the Prime Lease

8. ELECTRICITY. Licensee’s use of electricity in the Space shall not exceed the capacity of the electric facilities serving the Space. Licensor shall not be liable in any way to Licensee for any failure or defect in supply or character of electric current furnished to the Space. Licensee shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Space or any additions to the business machines, office equipment or other appliances in the Space which would have a material impact on Licensee’s electrical consumption, without the prior written consent of Licensor in each instance, which consent may be granted or withheld in Licensor’s sole discretion.

9. REMOVAL UPON TERMINATION. The Licensee, upon the expiration or termination of this Agreement shall quietly and peaceably vacate the Space and remove its employees, servants and agents and its fixtures, equipment and personal property from the Space and surrender the Space to Licensor in the same condition as on the date hereof, ordinary wear and tear excluded, and Licensee shall promptly repair any and all damage caused by such removal. Any property or items of Licensee remaining in the Space shall be deemed abandoned and may be disposed of by Licensor as it sees fit in its sole discretion, at Licensee’s expense. Licensee acknowledges and agrees that it would be difficult, if not impossible to actually assess the damages which would be suffered by Licensor as a result of Licensee’s failure to faithfully perform its obligation to quit and surrender the Space upon the expiration of this License Agreement. Therefore, it is expressly understood and agreed by Licensee, that if Licensee fails for any reason whatsoever to quit and surrender the Space to Licensor upon the expiration or termination of this License Agreement in accordance with the terms hereof, Licensee shall also be liable and pay to Licensor, as liquidated damages, within three (3) days after Licensor renders a bill to Licensee therefor, an amount (which the parties agree is the fair market rent for the Space) equal to the sum of

(i) $116,524.03 for each day that Licensee fails to quit and surrender the Space to Licensor after the expiration of this License Agreement or the earlier termination of this License Agreement, as the case may be, and (ii) any and all amounts payable by Licensor to the landlord under the Prime Lease as a result of Licensee’s failure to quit and surrender the Space to Licensor, including but not limited to amounts payable by Licensor under the holdover clause of the Prime Lease. This paragraph shall in no way be construed as a modification or waiver of Licensee’s obligation under this License Agreement to vacate the Space upon the expiration of this License Agreement. Neither the billing nor collection of such amounts as hereinabove provided, shall be deemed a waiver of any right of Licensor to collect damages (including, without limitation, consequential damages) for Licensee’s failure to vacate the Space upon the expiration of this License Agreement. This paragraph shall survive the expiration or earlier termination of this License Agreement.

10. CONDITION OF PREMISES. The Space is hereby delivered to Licensee and Licensee accepts such Space in its “as is” condition, and Licensor shall not be required to perform any work or spend any money to prepare the Space for Licensee’s occupancy. Licensor makes no representations or warranties with respect to the Space. Notwithstanding the foregoing, the Space shall be delivered to Licensee in broom-clean condition. Licensor agrees that the Furniture as set forth in Section 25 of this License Agreement shall be present in the Space at commencement and shall be placed in the locations as agreed to between the parties; Licensor also agrees that all other files, other furniture (except for the Furniture) and other personal property shall be removed from the Space prior to Licensee’s occupancy of the Space, including but not limited to the File Rooms, and that adequate space in the IT Room shall be prepared for Licensee. In addition, Licensor agrees that all lighting fixtures and bulbs within the Space shall be fully functioning as of the date the Space is delivered to Licensee.

11. INSURANCE.

a. Licensee shall maintain in force, at its sole expense, during the Term of this License Agreement and for any period beyond the Term that Licensee remains in possession of the

Space, all-risk, replacement value property insurance, including improvements and better, and casualty and comprehensive liability insurance in form and substance approved by Licensor, and, if such approval is required, the landlord under the Prime Lease, with respect to the Space. The insurance required herein shall be evidenced by two separate certificates, the first of which shall name Commerzbank AG, its branches, affiliated companies, related entities, employees, servants and agents, and Dresdner Kleinwort Group Holdings, LLC, as additional insureds, and the second of which shall name Paramount Group, Inc., 1301 Properties Owner LP, and 1301 Properties GP LLC, as additional insureds. Licensor approves of the insurance evidenced by the certificates attached hereto as Exhibit A.

12. LIABILITY. Neither Licensor nor any affiliates, agents, officers, directors, employees and partners of Licensor shall be liable to Licensee for any injury or damage to Licensee or to any other person or for any damages to or loss (by theft or otherwise) of any property of Licensee or of any other person, irrespective of the cause of such injury or damage, other than by reason of Licensor’s gross negligence or willful misconduct.

13. INDEMNITY.

a. Licensee shall indemnify and save harmless Licensor and its affiliates, agents, officers, directors, employees and partners against and from (a) any and all loss, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees and disbursements, (i) arising from (x) Licensee’s use, occupancy, conduct or management of the Space or any business therein, or (y) any work or thing done, or any condition created by Licensee (or its employees or contractors) in or about the Space, (ii) arising from any act or omission of Licensee or its employees, agents, invitees or contractors, (iii) arising from Licensee’s failure to comply with any of the terms, covenants or conditions of this License Agreement, or (iv) a delay by Licensee in surrendering the Space, and (b) all loss, costs, expenses, claims and liabilities incurred in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Licensor by reason of any such claim or by Licensor against Licensee, Licensee shall pay all of Licensor’s costs (including, without limitation attorneys’ fees and expenses) incurred in connection therewith.

b. Licensor shall indemnify and save harmless Licensee and its agents, officers, directors, employees and partners against and from any and all loss, costs, expenses, claims and liabilities including, but not limited to, reasonable counsel fees and disbursements, arising from Licensor’s failure to comply with any of the terms, covenants or conditions of this License Agreement.

c. The obligations of this section 13 shall survive the expiration or termination of this Agreement.

14. ALTERATIONS. Licensee shall not install anything in the Space or perform any alterations, additions or improvements thereto, without first obtaining the prior written consent of Licensor, which consent may be granted or withheld in Licensor’s sole discretion. If Licensor consents to the performance of any alterations, additions or improvements by Licensee, they shall, unless Licensor otherwise directs, be removed by Licensee at the expiration of the term of this License, and the Space shall be repaired and restored to its pre-existing condition. Notwithstanding the foregoing restriction, Licensor hereby consents to Licensee installing such office equipment as is customary and reasonable for Licensee to operate its business including: computers and related equipment, televisions, phones, internet connectivity, file storage and secure paper disposal systems (e.g., “Shred-it”), copiers and scanners, mailroom, water/coffee dispensers, and other similar equipment

15. LATE FEE. If Licensee fails timely to pay any License Fee or any other charge within five days following the due date thereof, Licensee shall pay a late charge thereon equal to 5% of the overdue amount. The payment of such late charge shall be in addition to any other remedies available to Licensor.

16. SUBJECT AND SUBORDINATE/COMPLIANCE WITH PRIME LEASE. This License Agreement and all rights of Licensee hereunder are subject and subordinate to the terms and conditions of the Prime Lease as well as any and all underlying leases and mortgages which may now or hereafter affect the Space or the Building. Licensee covenants and agrees, not to do or suffer or permit anything to be done which would result in a default under or cause the Prime Lease to be terminated (and Licensor agrees to promptly provide notice to Licensee if Licensor becomes aware of any act or omission on the part of Licensee that may result in a default under or cause the Prime Lease to be terminated), although the parties acknowledge that Licensee is not a subtenant and is only a licensee. Licensor covenants and agrees, not to do or suffer or permit anything to be done which would result in a default under or cause the Prime Lease to be terminated, and Licensor’s failure to comply with the terms of the Prime Lease shall constitute a default and material breach of its obligations pursuant to this License Agreement.

17. CONSENT. This License Agreement shall become effective only if the written consent of the landlord under the Prime Lease is obtained. If such written consent is not obtained within fifteen (15) days following the date hereof, then upon written notice given by either party to the other, this License Agreement shall be void and of no force or effect, and Licensor shall promptly refund to Licensee the first installment of the License Fee paid upon execution hereof. Licensor and Licensee shall cooperate in obtaining the consent of the landlord under the Prime Lease and shall promptly furnish to such landlord any information requested by such landlord and to execute any consent form required by such landlord.

18. NOTICES. All notices given hereunder shall be in writing and sent by hand delivery or by registered or certified mail or by reputable overnight courier, return receipt requested addressed to the parties at the addresses set forth above. Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this License Agreement) and shall be deemed to have been properly given, rendered or made, either by personal delivery or sent by registered or certified mail, return receipt requested or by overnight courier (e.g., Federal Express), addressed to the other party at the address hereinabove set forth and shall be deemed to have been given, rendered or made on the day so delivered or rejected by the recipient. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it.

19. DEFAULT AND TERMINATION.

a. Notwithstanding anything to the contrary contained herein, if Licensee shall fail to pay any amount due hereunder when due, or perform any of the terms, conditions or covenants of this Agreement which would cause Licensor to breach or otherwise default under the Prime Lease, then Licensor may at any time thereafter terminate this License Agreement. If Licensee shall fail to perform any of the other terms, conditions or covenants of this Agreement, then, if Licensor has provided Licensee with written notice thereof and Licensee shall have failed to remedy the default within thirty (30) days of the receipt of such notice, Licensor may at any time thereafter terminate this License Agreement.

b. Notwithstanding anything to the contrary contained herein, if Licensor shall fail to perform any of the terms, conditions or covenants of this Agreement, then Licensee may at any time thereafter terminate this License Agreement if Licensee has provided Licensor with written notice thereof and Licensor shall have failed to remedy the default within thirty (30) days of the receipt of such notice.

20. VALIDITY. A determination that any provision of this License Agreement is void, unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this License Agreement to any person or under particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

21. REMEDIES. The parties hereby expressly acknowledge and agree that their remedies are cumulative, and that mention of a particular remedy in this License Agreement, does not preclude either from exercising any and all other rights and remedies available to it, whether at law or in equity.

22. GOVERNING LAW. This License Agreement shall be governed and construed in all respects by the laws of the State of New York. Licensee and Licensor irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan to resolve any disputes arising hereunder.

23. ENTIRE AGREEMENT. No earlier statement or prior written agreement shall have any force or effect. Licensee agrees that it is not relying on any representations, warranties or agreements other than those expressly contained in this License Agreement. This License Agreement shall not be modified or canceled except in a writing subscribed by all parties hereto. This License Agreement shall bind the parties hereto and their successors and permitted assigns.

24. COUNTERPARTS. This License Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of this License Agreement shall be deemed the equivalent of the delivery of the original.

25. FURNITURE. Licensee shall have the right to use the furniture and other office equipment (collectively, “Furniture”) located in the Space as of the date hereof. Licensor makes no representation, express or implied, in respect of the condition of such Furniture and Licensee agrees to take such Furniture in its “as is” condition. Licensee shall keep and maintain such Furniture in good condition (and insure the same for the full replacement value thereof) and return the Furniture to Licensor on the expiration of this License in the same condition as it existed on the date hereof, reasonable wear and tear excepted.

26. BROKERS.

a. Licensor represents and warrants that it has not dealt with any broker or other person in connection with this License other than Cushman & Wakefield, Inc. (“Cushman”). Licensor shall pay the fee payable to Cushman in connection with this agreement. Licensor shall indemnify and hold Licensee harmless from and against any and all claims for commission, fee, reimbursement for expenses, or other compensation by any broker or person other than Cushman who claims to have dealt with Licensor in connection with this License and for any and all costs incurred by such party in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. This Section 26 shall survive the expiration or earlier termination of the term of this License.

b. Licensee represents and warrants that it has not dealt with any broker or other person in connection with this License other than Savills Studley (“Studley”). Licensee shall indemnify and hold Licensor harmless from and against any and all claims for commission, fee, reimbursement for expenses, or other compensation by any broker or person other than Studley who claims to have dealt with Licensee in connection with this License and for any and all costs incurred by such party in connection with such claims, including, without limitation, reasonable attorneys’ fees and disbursements. This Section 26 shall survive the expiration or earlier termination of the term of this License.

27. SECURITY DEPOSIT.

a. Licensee shall deposit with Licensor upon execution hereof the sum of $200,000 in the form of an irrevocable letter of credit from a bank consented to by Licensor, such consent not to be unreasonably witheld, in form and substance satisfactory to Licensor, as security for the faithful performance and observance by Licensee of the terms, provisions and conditions of this License Agreement.

b. It is agreed that in the event Licensee defaults in respect of any of the terms, provisions and conditions of this License Agreement, Licensor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of sum as to which Licensee is in default or for any reasonable sum which Licensor may reasonably expend or may be required to expend by reason of Licensee’s default in respect of any of the terms, covenants and conditions of this License Agreement, including but not limited to, any damages or deficiency in the reletting of the Space, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Licensor.

c. If Licensor so applies or retains any part of the security as permitted hereunder during the term of this License Agreement, Licensee shall, upon demand, promptly deposit with Licensor the amount so applied or retained so that Licensee shall have the full deposit on hand at all times during the term of this License Agreement.

d. In the event that Licensee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this License Agreement, the security shall be returned to Licensee within ten (10) days after the end of the Term and after delivery of the entire possession of the Space to Licensor in the condition required hereby.

e. In the event of an assignment by Licensor of its interest under the Prime Lease, Licensor may transfer the security and Licensee agrees to look to the new licensor solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new licensor.

f. Licensee further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Licensor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

***REMAINDER OF PAGE INTENTIONALLY LEFT BLANK****

IN WITNESS WHEREOF, the parties have executed this License Agreement as of the day and year first above written.

DRESDNER KLEINWORT GROUP HOLDINGS, LLC, Licensor

By:

Name:
Title:

By:

Name:
Title:

DELCATH SYSTEMS, INC.

Employer Identification	By:

Number:		Name: Jennifer K. Simpson
061245881		Title: Interim President & CEO

IN WITNESS WHEREOF, the parties have executed this License Agreement as of the day and year first above written.

DRESDNER KLEINWORT GROUP HOLDINGS, LLC, Licensor

By:

Name: CHRISTOPHER WILLIAMS
Title: ASSISTANT SECRETARY

By:

Name: OLIVER BADER
Title: CFO

DELCATH SYSTEMS, INC.

Employer Identification	By:

Number:		Name:
Title:

Exhibit A

Insurance Certificates

See attached

CERTIFICATE OF LIABILITY INSURANCE

DATE(MM/DD/YYYY) 09/24/2014

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
Aon Risk Services Central, Inc.
Philadelphia PA Office
One Liberty Place
1650 Market Street
Suite 1000
Philadelphia PA 19103 USA

CONTACT NAME:
PHONE (A/C. No. Ext): (866) 283-7122 | FAX (A/C. No.): (800) 363-0105
E-MAIL ADDRESS:

INSURED
Delcath Systems, Inc.
810 Seventh Avenue
Suite 3505
New York NY 10019-5841 USA

INSURER(S) AFFORDING COVERAGE		NAIC #
INSURER A:	The Travelers Indemnity Co.	25658
INSURER B:	Travelers Indemnity Co of America	25666
INSURER C:	Charter Oak Fire Ins Co	25615
INSURER D:	Travelers Property Cas Co of America	25674
INSURER E:	Gemini Insurance Company	10833
INSURER F:		

COVERAGES CERTIFICATE NUMBER: 570054007197 REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

Limits shown are as requested

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
B	X COMMERCIAL GENERAL LIABILITY; CLAIMS-MADE; X OCCUR; GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY; PRO-JECT; LOC; OTHER:			630BB455274	06/01/2014	06/01/2015	EACH OCCURRENCE	$1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
							MED EXP (Any one person)	$10,000
							PERSONAL & ADV INJURY	$1,000,000
							GENERAL AGGREGATE	$2,000,000
							PRODUCTS - COMP/OP AGG	Excluded
A	AUTOMOBILE LIABILITY; ANY AUTO; ALL OWNED AUTOS; SCHEDULED AUTOS; X HIRED AUTOS; X NON-OWNED AUTOS			BA-8B441478	06/01/2014	06/01/2015	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
							BODILY INJURY (Per person)	
							BODILY INJURY (Per accident)	
							PROPERTY DAMAGE (Per accident)	
D	X UMBRELLA LIAB; X OCCUR; EXCESS LIAB; CLAIMS-MADE; DED; X RETENTION $10,000			CUP8B455274	06/01/2014	06/01/2015	EACH OCCURRENCE	$9,000,000
							AGGREGATE	$9,000,000
C	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY; ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) Y/N: N; If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		UB8B447077	06/01/2014	06/01/2015	X PER STATUTE; OTH-ER	
							E.L. EACH ACCIDENT	$500,000
							E.L. DISEASE-EA EMPLOYEE	$500,000
							E.L. DISEASE-POLICY LIMIT	$500,000
E	Products Liab			GL113003 SIR applies per policy terms & conditions	06/01/2014	06/01/2015	Aggregate	$10,000,000
							Occurrence	$10,000,000
							Aggregate SIR	$125,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

RE. Leased Premises located at 1301 Avenue of the Americas, 43rd Floor, New York, NY 10019.
In accordance with the General Liability policy terms, conditions and exclusions, Commerzbank AG, Its Subsidiaries, Entities, Affiliated Companies, Their Directors, Agents, Servants, Employees and Drescher Kleinwort Group Holdings LLC are Additional Insured as their interest may appear with respect to the Lease Agreement between them and the Named Insured.

CERTIFICATE HOLDER

Commerzbank AG New York Branch
225 Liberty Street
New York, NY 10281

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

Aon Risk Services Central, Inc.

Holder Identifier :

Certificate No : 570054007197

©1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID: 570000048855

LOC #:

ACORD

ADDITIONAL REMARKS SCHEDULE

Page _ of _

AGENCY	NAMED INSURED
Aon Risk Services Central, Inc.	Delcath Systems, Inc.
POLICY NUMBER: See Certificate Number: 570054007l978	
CARRIER: See Certificate Number: 570054007l978 / NAIC CODE	EFFECTIVE DATE

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,
FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER	
INSURER	
INSURER	
INSURER	

ADDITIONAL POLICIES If a policy below does not include limit information, refer to the corresponding policy on the ACORD certificate form for policy limits.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YYYY)	POLICY EXPIRATION DATE (MM/DD/YYYY)	LIMITS	
	OTHER							
E	Products Liab			GL113003 SIR applies per policy terms & conditions	06/01/2014	06/01/2015	Each Claim SIR	$25,000

ACORD 101 (2008/01)

© 2008 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

ACORD CERTIFICATE OF LIABILITY INSURANCE DATE(MM/DD/YYYY) 09/24/2014 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER Aon Risk Services Central, Inc. Philadelphia PA office One Liberty Place 1650 Market Street Suite 1000 Philadelphia PA 19103 USA INSURED Delcath Systems, Inc. 810 Seventh Avenue Suite 3505 New York NY 10019-5841 USA CONTACT NAME: PHONE (A/C. No. Ext): (866) 283-7122 FAX (800) 363-0105 (A/C. No): E-MAIL ADDRESS: INSURER(S) AFFORDING COVERAGE NAIC # INSURER A: The Travelers Indemnity Co. 25658 INSURER B: Travelers Indemnity Co of America 25666 INSURER C: Charter Oak Fire Ins Co 25615 INSURER D: Travelers Property Cas Co of America 25674 INSURER E: Gemini Insurance Company 10833 INSURER F: Holder Identifier: COVERAGES CERTIFICATE NUMBER: 570054007197 REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS. EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. Limits shown are as requested INSR LTR TYPE OF INSURANCE ADDL INSD SUBR WVD POLICY NUMBER POLICY EFF (MM/DD/YYY) POLICY EXP (MM/DD/YYYY) LIMITS B X COMMERCIAL GENERAL LIABILITY 6308B455274 06/01/2014 06/01/2015 EACH OCCURRENCE $1,000,000 CLAIMS-MADE X OCCUR DAMAGE TO RENTED PREMISES (Ea occurrence) $1,000,000 MED EXP (Any one person) $10,000 PERSONAL & ADV INJURY $1,000,000 GEN’L. AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $2,000,000 X POLICY PROJECT LOC PRODUCTS - COMP/OP AGG Excluded OTHER: A AUTOMOBILE LIABILITY 8A-8B441478 06/01/2014 06/01/2015 COMBINED SINGLE LIMIT (Ea accident) $1,000,000 ANY AUTO BODILY INJURY (Per person) ALL OWNED AUTOS SCHEDULED AUTOS BODILY INJURY (Per accident) X HIRED AUTOS X NON-OWNED AUTOS PROPERTY DAMAGE (Per accident) D X UMBRELLA LIAB X OCCUR CUP88455274 06/01/2014 06/01/2015 EACH OCCURRENCE $9,000,000 EXCESS LIAB CLAIMS-MADE AGGREGATE $9,000,000 DED X RETENTION $10,000 C WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY Y/N UB88447077 06/01/2014 06/01/2015 X PER STATUTE OTHER ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? N N/A E.L. EACH ACCIDENT $500,000 (Mandatory in NH) E.L. DISEASE-EA EMPLOYEE $500,000 If yes, describe under DESCRIPTION OF OPERATIONS below E.L. DISEASE-POLICY LIMIT $500,000 E Products Liab GL113003 06/01/2014 06/01/2015 Aggregate $10,000,000 SIR applies per policy terms & conditions Occurrence $10,000,000 Aggregate SIR $125,000 Certificate No: 570054007179 DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) RE: Leased Premises located at 1301 Avenue of the Americas, 43rd Floor, New York, NY 10019 In accordance with the General Liability policy terms, conditions and exclusions, 1301 Properties Owner LP, 1301 Properties GP LLC and Paramount Group Inc. are Additional Insured as their interest may appear with respect to the Lease Agreement between them and the Named Insured. CERTIFICATE HOLDER Paramount Group Inc. Attn: Management Office 1301 Avenue of the Americas New York, NY 10019 CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE Aon Risk Services Central Inc. ACORD 25(2014/01) 1988-2014 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID: 570000048855
LOC #:
ACORD ADDITIONAL REMARKS SCHEDULE Page _ of _
AGENCY NAMED INSURED
Aon Risk Services Central, Inc. Delcath Systems, Inc.
POLICY NUMBER
See Certificate Number: 5700540071979
CARRIER NAIC CODE
See Certificate Number: 5700540071979 EFFECTIVE DATE
ADDITIONAL REMARKS
THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM. FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance
INSURER(S) AFFORDING COVERAGE NAIC #
INSURER
INSURER
INSURER
INSURER
ADDITIONAL POLICIES If a policy below does not include limit information, refer to the corresponding policy on the ACORD certificate form for policy limits.
INSR LTR TYPE OF INSURANCE ADDL INSD SUBR WVD POLICY NUMBER POLICY EFFECTIVE DATE (MM/DD/YYYY) POLICY EXPIRATION DATE (MM/DD/YYYY) LIMITS
OTHER
E Products Liab GL113003 06/01/2014 06/01/2015 Each Claim STR $25,000
SIR applies per policy terms & conditions
ACORD 101 (2008/01)
The ACORD name and logo are registered marks of ACORD
2008 ACORD CORPORATION. All rights reserved.

Exhibit B

The Space

See attached

Exhibit B

Exhibit B